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                                                                   Exhibit 10(c)

                             BANCORP HAWAII, INC.
                            ONE-YEAR INCENTIVE PLAN
                            -----------------------
                           Effective January 1, 1995



SECTION 1.  ESTABLISHMENT AND PURPOSES.
            --------------------------

          1.01 Bancorp Hawaii, Inc. hereby establishes the 1995 One-Year Incentive Plan.

          1.02 The purpose of this Plan is to advance the interests of Bancorp Hawaii, Inc. by (i) motivating special achievement by Eligible Employees upon whose judgment, initiative and efforts Bancorp Hawaii, Inc. is largely dependent for the successful conduct of its business through a compensation program emphasizing performance objectives; (ii) supplementing other compensation plans; and (iii) assisting Bancorp Hawaii, Inc. in retaining and attracting such employees.

          1.03 This Plan shall be effective as of January 1, 1995 with the term ending December 31, 1995.


SECTION 2.  DEFINITIONS.
            -----------

          As used herein, the following terms shall have the following meanings unless a different meaning is plainly required in the context:

          2.01  "Board" shall mean the Board of Directors of the Holding
Company.

          2.02 "Committee" shall mean the Compensation Committee of the Holding Company.

          2.03 "Contingent Award" shall mean an award to an Eligible Employee expressed as a percentage of Salary for the Incentive Period.

          2.04 "Earnings Per Share" (EPS) shall mean fully diluted Earnings Per Share as reported by the Holding Company in its annual report (or as otherwise reported to shareholders) adjusted as described in this Section 2.04. The Holding

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Company's reported net income shall be adjusted for the following in computing
EPS:

          a.   Any extraordinary or unusual gain or loss transactions,

          b.   Securities gains or losses,

          c.   Incentive Salary Expense, and

          d.   Dividends on preferred shares, if any, of the Holding Company.

The Committee will, in its sole discretion, determine any adjustments to be made pursuant to this Section 2.04. In the event of a stock dividend or stock split during the Incentive Period, Earnings Per Share shall be recomputed to take into account the effects of such stock dividend or stock split.

          2.05 "Eligible Employees" shall mean Key Employees of the Holding Company or of a Subsidiary who, in the opinion of the Committee, are or give promise of becoming of exceptional importance to the Holding Company or any Subsidiary, and of making substantial contributions to the success, growth and profit of the Holding Company and its Subsidiaries.

          2.06  "Ending Value" shall be the amount as defined in Section 6.01.

          2.07 "Ending Value Multiplier", with respect to any Contingent Award, shall mean an amount determined by multiplying the Financial Performance Factor times the Individual Performance Factor.

          2.08 "Financial Performance Factor" shall mean an amount ranging from zero to 1.4, as determined by applying the Performance Matrix as described in
Section 6 (or, in certain events, of Section 9.02) of the Plan.

          2.09  "Holding Company" shall mean Bancorp Hawaii, Inc.

          2.10 "Incentive Period", with respect to any Contingent Award, shall mean the Holding Company's fiscal year 1995.

          2.11 "Incentive Salary Expense" shall mean the pre-tax amount accrued for this Plan during the Incentive Period.

          2.12 "Individual Performance Factor" shall mean an amount as determined by following the procedures described in Section 7 of the Plan.


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          2.13  "Key Employees" shall mean officers or other employees of the
Holding Company or any Subsidiary, including directors who are also officers or other employees of the Holding Company or of a Subsidiary as identified under
Section 5.02.  However, Key Employees shall not include participants of the
                                            ---
Executive Officer One-Year Incentive Plan.

          2.14 "Net Income" shall mean the Holding Company's consolidated net income for the Incentive Period, as reported in the annual report to shareholders (or as otherwise reported to shareholders) adjusted in the same manner as EPS.

          2.15 "Participant" shall mean a person that the Committee, in its sole discretion, selects from among the Eligible Employees to be awarded a Contingent Award.

          2.16 "Performance Matrix" shall mean the matrix shown in Section 6 by which the Financial Performance Factor under this Plan is calculated.

          2.17 "Plan" shall mean this 1995 One-Year Incentive Plan, as it may be amended from time to time.

          2.18 "Retirement" shall mean the termination of a Participant's employment with the Holding Company or a Subsidiary under circumstances where the Participant terminates on or after the retirement dates specified under the Holding Company's retirement plan and the Participant's withdrawal from any employment in the financial services industry in the State of Hawaii during the Incentive Period.

          2.19 "Return on Average Assets" (ROAA) shall mean Net Income of the Holding Company for the Incentive Period divided by Average Total Assets for the Incentive Period. Average Total Assets shall be as reported in the Holding Company's annual report to shareholders (or as otherwise reported to shareholders).

          2.20  "Salary" shall mean actual base salary for the Incentive Period.

          2.21 "Subsidiary" or "Subsidiaries" shall mean any corporation(s) in which the Holding Company or any Subsidiary (as defined hereby) owns, at the time of making a Contingent Award hereunder, stock possessing 50% or more of the total combined voting power of all classes of stock in such corporation.


SECTION 3.  ELIGIBILITY.
            -----------

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          3.01  Contingent Awards may be made only to Eligible Employees.

          3.02 Neither members of the Committee nor any member of the Board who is not an employee of the Holding Company or of a Subsidiary shall be an Eligible Employee.


SECTION 4.  ADMINISTRATION.
            --------------

          4.01  The Plan shall be administered by the Committee.

          4.02 The Committee shall be vested with full authority to make such rules and regulations as it deems necessary to administer the Plan and to interpret the provisions of the Plan. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration or application of the Plan shall be final, conclusive and binding upon all Eligible Employees, Participants and any and all persons claiming under or through any Eligible Employee or Participant, unless otherwise determined by the Board.

          4.03 Any determination, decision or action of the Committee provided for in this Plan may be made or taken by action of the Board if the Board so determines with the same force and effect as if such determination, decision or action had been made or taken by the Committee. No member of the Committee or Board shall be liable for any determination, decision or action made in good faith with respect to the Plan or any Contingent Award. The fact that a member of the Board shall at the time be, or shall theretofore have been or thereafter may be, an Eligible Employee or a Participant shall not disqualify him or her from taking part in and voting at any time as a member of the Board in favor of or against any amendment of the Plan.


SECTION 5.  CONTINGENT AWARDS.
            -----------------

          5.01 The Committee may, from time to time, in its sole discretion, award to each Participant a Contingent Award. The Committee shall cause notice to be given to each Participant of his or her selection as soon as practicable following the making of a Contingent Award.

          5.02 The Contingent Award that may be awarded to any Participant shall be a percentage of his or her Salary, which percentage shall be no greater than the amounts set out in the table below.

                                                   CONTINGENT AWARD
          BANK OF HAWAII OFFICERS                  AS A % OF SALARY
          -----------------------                  ----------------
          Executive Vice President                       35%
          Senior Vice President                          30%
          Vice President                                 20%

          OTHER SUBSIDIARY OFFICERS                      30%
          -------------------------

          5.03 The Contingent Award shall be determined by multiplying the Participant's Salary times the percentage specified for him or her by the Committee. In any event, the maximum payout under this Plan shall be two times the Contingent Award. For example, if the Participant has a Salary of $80,000 and the Contingent Award awarded to such Participant is 30%, the Contingent Award is $24,000. In this example, the maximum payout under this Plan is two times the Contingent Award, or $48,000.


SECTION 6.  ENDING VALUE OF CONTINGENT AWARD.
            --------------------------------

          6.01 The Ending Value of a Contingent Award shall be determined by multiplying the Contingent Award by the Ending Value Multiplier.

          6.02 The Ending Value Multiplier is the product of the Financial Performance Factor (determined from the Performance Matrix in this Section 6) times the Individual Performance Factor (determined in accordance with Section 7 of the Plan).

          6.03 The maximum Ending Value Multiplier under all circumstances is 2.000.


          6.04  Performance Matrix:

             =================================================
                         FINANCIAL PERFORMANCE FACTOR
             =================================================
         R     1.10%    0.8     1.0      1.2      1.4    1.4
             -------------------------------------------------
         O     1.05%    0.7     0.9      1.1      1.3    1.4
             -------------------------------------------------
         A     1.00%    0.6     0.8      1.0      1.2    1.4
             =================================================

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
             -------------------------------------------------
         A     0.95%    0.5     0.7      0.9      1.1    1.3
             -------------------------------------------------
               0.90%    0.4     0.6      0.8      1.0    1.2
             =================================================
                       $2.68   $2.74    $2.80    $2.86  $2.92
                               EARNINGS PER SHARE
             =================================================

          6.05 Interpolation shall be made on a straight line basis. For example, if ROAA is .98 and Earnings Per Share is $2.83, the Financial Performance Factor is 1.06. (In certain unusual cases, either ROAA or Earnings Per Share may be below .90% and $2.68 respectively. Proration will still be performed if at least one of these factors is within the range indicated on the Performance Matrix.)


SECTION 7.  INDIVIDUAL PERFORMANCE.
            ----------------------

          7.01 After the Financial Performance Factor is calculated under the provisions of Section 6, the Individual Performance Factor will be established based on individual performance. This step shall appraise each Participant's performance of his or her assigned job responsibilities in consideration of the economic and other circumstances with which each Participant had to cope during the Incentive Period. For this purpose, a Participant's performance appraisal will consider:

          a.  1995 Individual Performance Objectives (see Attachment A).

          b.  How well basic responsibilities were carried out.

          c.  How well problems were anticipated and avoided or mollified.

          d.  How well unanticipated problems were overcome.

          e.  How well opportunities were identified and capitalized on.

The scope of circumstances to be considered shall include economic conditions; cost considerations; political implications; revenue generation; public, governmental, customer relations; and the like.

          7.02 The Chairman and the President shall recommend an Individual Performance Factor for each Participant to the Committee. Individual Performance Factors will normally range from zero to a maximum of 1.4. Under unusual

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circumstances, the Chairman and President may recommend an Individual
Performance Factor which exceeds 1.4, but in such a case, the average of all Individual Performance Factors may not exceed 1.4. The Committee shall make the final determination of awards and reserves the right to add to or withhold all or any portion of an award at its sole discretion.


SECTION 8.  DETERMINATION AND PAYMENT OF AWARDS.
            -----------------------------------

          8.01  If the Ending Value as computed and adjusted in accordance with
Section 6 and 7 is zero, no payment shall be made, any Contingent Awards shall terminate and all rights thereunder shall cease.

          8.02 Subject to the provisions of Section 9 hereof, the Ending Value, if any, of the Contingent Award for each Participant shall be determined as per Sections 6 and 7. The amount determined for each Participant shall be paid in cash in a lump sum (subject to withholding requirements, if applicable) as soon as practicable after determination thereof.

          However, a Participant may make a request, on a form approved by the Committee, for the deferral of all or part of any payment he or she may receive, provided that such request is delivered to the Human Resources Division no later than November 1 of the Incentive Period.

          The Committee may accept or reject any such request for a deferral and may determine the conditions of such deferral at the Committee's sole discretion.


SECTION 9.  TERMINATION OF EMPLOYMENT.
            -------------------------

          9.01 Except as otherwise provided in Section 9.02 below, if a Participant does not remain continuously in the employ of the Holding Company or a Subsidiary until the expiration of the Incentive Period with respect to any Contingent Award, such Contingent Award shall terminate and all rights thereunder shall cease.

          9.02 If the employment of a Participant with the Holding Company or a Subsidiary terminates during the Incentive Period due to his or her death, disability or Retirement, the Committee shall determine the cash payment to be made with respect to such Participant under the following method:

          Salary shall be annualized based on the number of whole

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          months of the Incentive Period prior to the Participant's
          death, disability or Retirement. The Ending Value of the Contingent Award calculated under Sections 6, 7, and 8 shall be multiplied by a fraction, the numerator of which shall be the number of full months of the Incentive Period during which Participant was an employee of the Holding Company or Subsidiary, and the denominator of which shall be 12. This calculation and the payment of any award necessarily must be paid after the termination of the Incentive Period in accordance with Section 8.02.


SECTION 10.  NON-TRANSFERABILITY OF CONTINGENT AWARDS.
             ----------------------------------------

          No Contingent Award shall be sold, assigned, transferred, encumbered, hypothecated or otherwise anticipated by a Participant, and during the lifetime of a Participant, any payment shall be payable only to the Participant. The Committee shall, if it so determines, adopt rules for the designation by a Participant of a beneficiary to receive cash payments, if any, that may become due pursuant to this Plan after the death of the Participant.


SECTION 11.  AMENDMENT OR TERMINATION OF THE PLAN.
             ------------------------------------

          The Board or the Committee may, at any time, terminate or at any time and from time to time amend, modify or suspend this Plan provided that no such amendment, modification, suspension or termination of the Plan shall in any manner adversely affect any Contingent Award theretofore made under the Plan without the consent of the Participant.


SECTION 12.  CHANGES IN CAPITALIZATION.
             -------------------------

          In the event of a dissolution or liquidation of the Holding Company, or a merger or consolidation in which the Holding Company is not the surviving corporation, the amount of cash payable with respect to any Contingent Award for an Incentive Period that will end after such event shall be determined and payable as if the Incentive Period ended on the date of such event and an Ending Value Multiplier of 2.00 shall be used in calculating payments under this Plan, notwithstanding any other provisions of this Plan. All Contingent Awards shall be calculated based on annualized salary for such shortened Incentive Period and shall be paid to such

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participants within ten days of the end of the shortened Incentive Period.